Exhibit 23.1

Armanino LLP 15950 N. Dallas Parkway Suite 600 Dallas, TX 75248-6685 972 661 1843 main armaninoLLP.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator
Nokia USA Inc. Retirement Savings and Investment Plan:

We consent to the incorporation by reference in the registration statements (No. 333-210546, No. 333-202869, and No. 333-194196) on Form S-8 of Nokia USA Inc. of our report dated March 22,  2018, with respect to the Statements of Net Assets Available for Benefits of The Nokia USA Inc. Retirement Savings and Investment Plan as of December 31, 2017, and 2016, the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2017, and the related supplemental schedules of Delinquent Participant Contributions for the year ended December 31, 2017, and of Assets (Held at End of Year) as of December 31, 2017, which report appears in the December 31, 2017, annual report on Form 11-K of the Nokia USA Inc. Retirement Savings and Investment Plan.

/s/ ArmaninoLLP
ArmaninoLLP
June 29, 2018
Dallas, Texas

18